                                                                  Exhibit 10.70

                                                                  EXECUTION COPY

                            VOTING RIGHTS AGREEMENT

          VOTING AGREEMENT, dated as of December __, 1997 (this "Agreement"),
                                                                 ---------
by and among POLYPHASE CORPORATION (the "Stockholder"), THE LONG HORIZONS FUND,
                                         -----------
L.P., a New York limited partnership (the "Purchaser") and OVERHILL FARMS, INC.,
                                           ---------
a Nevada corporation (the "Company").
                           -------

          WHEREAS, the Purchaser, the Company and the Stockholder, the corporate parent of the Company, have entered into a Term Loan Agreement, dated as of the date hereof (as the same may be amended or modified from time to time, the "Term
                                                                            ----
Loan Agreement"), which provides, among other things, that the Purchaser will
--------------
provide the Company with a term loan (the "Loan") in the principal amount of
                                           ----
$24,175,000;

          WHEREAS, in connection with the Term Loan Agreement, the Company has issued a Common Stock Purchase Warrant, dated as of the date hereof, to the Purchaser, granting the Purchaser the option to purchase up to 30% of the common stock, par value $0.01 per share, of the Company (the "Company Common Stock") on
                                                       --------------------
a fully-diluted basis as of the date hereof;

          WHEREAS, as of the date hereof, the Stockholder owns all of the issued and outstanding shares of Company Common Stock; and

          WHEREAS, it is a condition precedent to the making of the Loan by the Purchaser pursuant to the Term Loan Agreement that the Stockholder agrees, and in order to induce Purchaser to enter into the Term Loan Agreement and make the Loan the Stockholder does hereby agree, to enter into this Agreement pursuant to which the Stockholder agrees (i) to cause designees and nominees of the Purchaser to constitute approximately 30% of the directors of the Board of Directors of the Company (the "Board"), and (ii) to grant to the Purchaser
                               -----
certain tag-along rights.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I


                            PROXY OF THE STOCKHOLDER
                            ------------------------

          SECTION 1.01.  Voting Agreement.  The Stockholder hereby agrees that
                         ----------------
during the time this Agreement is in effect, at any meeting of the shareholders of the Company, however called, and in any action by consent of the shareholders of the Company, the Stockholder shall vote all shares of Company Common Stock and other securities of the Company owned by the Stockholder (the "Shares") in
                                                                   ------
order that designees and nominees of the Purchaser shall constitute approximately 30% of the directors of the Board.

          SECTION 1.02.  Irrevocable Proxy.  The Stockholder hereby irrevocably
                         -----------------
appoints the Purchaser as its attorney and proxy, with full power of substitution, to vote and otherwise act

(by written consent or otherwise) with respect to the Shares which the Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in Section 1.01 hereof. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares which they may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect to the matters specified in Section 1.01 hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon the heirs, representatives, successors and assigns of the Stockholder.

                                   ARTICLE II


               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
               -------------------------------------------------

          The Stockholder and the Company hereby represent and warrant to the Purchaser as follows:

          SECTION 2.01.  Authority Relative to This Agreement.  Each of the
                         ------------------------------------
Stockholder and the Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Stockholder and the Company and constitutes a legal, valid and binding obligation of each of the Stockholder and the Company, enforceable against the Stockholder and the Company in accordance with its terms.

          SECTION 2.02.  No Conflict.  (a)  The execution and delivery of this
                         -----------
Agreement by the Stockholder and the Company do not, and the performance of this Agreement by the Stockholder and the Company does not and shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Stockholder or the Company or by which the Shares owned by the Stockholder are bound or affected or
(ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares owned by the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder or the Company is a party or by which the Stockholder or the Shares owned by the Stockholder are bound or affected.

          (b) The execution and delivery of this Agreement by the Stockholder and the Company do not, and the performance of this Agreement by the Stockholder and the Company do not and shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended.

          SECTION 2.03.  Title to the Shares.  As of the date hereof, the
                         -------------------
Stockholder is the record and beneficial owner of the number of shares of Company Common Stock set forth opposite the Stockholder's name on Appendix A hereto, which Shares represent on the date hereof the percentage of the outstanding Company Common Stock set forth on such Appendix. Such Shares are all the securities of the Company owned, either of record or beneficially, by the Stockholder. Such Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, except for the liens granted to (i) the Purchaser pursuant to the Pledge and Security Agreement, dated as of the date hereof, by the Stockholder in favor of the Purchaser (the "Purchaser Pledge Agreement") and (ii) Finova Capital Corporation
                --------------------------
pursuant to the Pledge Agreement dated as of May 5, 1995, made by the Stockholder in favor of Finova Capital Corporation (the "Finova Pledge
                                                         -------------
Agreement", collectively with the Purchaser Pledge Agreement, the "Pledge
---------                                                          ------
Agreements").  The Stockholder has not appointed or granted any proxy, which
----------
appointment or grant is still effective, with respect to the Shares owned by the Stockholder except as expressly granted in the Pledge Agreements, in each case subject to the Intercreditor Agreement dated as of the date hereof between the Purchaser and Finova Capital Corporation.


                                  ARTICLE III

                          COVENANTS OF THE STOCKHOLDER
                          ----------------------------

          SECTION 3.01.  No Disposition or Encumbrance of Shares.  Except as
                         ---------------------------------------
otherwise provided in this Agreement, the Stockholder hereby covenants and agrees that it shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on its voting rights, charge or other encumbrance of any nature whatsoever with respect to the Shares or, directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing. Each Stockholder further agrees that a legend to the foregoing effect shall be placed on each certificate representing the Shares and a corresponding entry shall be made on the records of the Company and any transfer agent for the Shares.


                                   ARTICLE IV

                                TAG-ALONG RIGHTS
                                ----------------

          4.01  General Restrictions.  In the event the Stockholder wishes to
                --------------------
transfer shares of Company Common Stock, either directly or indirectly, to any person (such person being hereinafter referred to as a "Third Party"), other
                                                        -----------
than the Stockholder or the Purchaser, who has agreed in writing to be bound by the terms of this Agreement, it must first comply with all of the provisions of this Article 4.

          4.02  Tag-Along Right.  (a) Tag Along.  If the Stockholder shall
                ---------------       ---------
desire to sell, assign, transfer or otherwise dispose of all or any of its shares of Company Common Stock, the Purchaser shall have the right to require the Third Party to purchase from the Purchaser that number of shares of Company Common Stock (and, if necessary, the Stockholder shall reduce the number of its shares of Company Common Stock to be sold by a corresponding amount), which is equal to the product of (i) the total number of shares of Company Common Stock to be purchased or repurchased by the Third Party and (ii) a fraction, the numerator of which is (A) the total number of shares of Company Common Stock owned by the Purchaser and the denominator of which is (B) the sum of (x) the number of shares of Company Common Stock owned by the Purchaser and (y) the number of shares of Company Common Stock owned by the Stockholder immediately before the transaction.


          (b) Terms of Sale.  All shares of Company Common Stock purchased from
              -------------
the Purchaser pursuant to Section 4.02(a) shall be purchased at the same price and on the same terms and conditions as the proposed transfer by the Stockholder (except that the only representation and warranty that the Purchaser shall be required to make in connection with any transfer is a warranty with respect to its own ownership of the shares of Company Common Stock to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims).


          (c) Notice Requirements.  If the Stockholder proposes to transfer any
              -------------------
Company Common Stock pursuant to Section 4.02(a), it shall notify, or cause to be notified, the Purchaser in writing of each such proposed transfer not less than ten (10) business days nor more than thirty (30) business days prior to the time of such proposed transfer (the "Transferor Tag-Along Notice"). The Transferor Tag-Along Notice shall set forth: (i) the name and address of the Third Party, (ii) the number of shares of Company Common Stock proposed to be transferred, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party (the "Third Party Terms") and
(iv) that the Third Party has been informed of the tag-along right provided for in this Article 4 and has agreed to purchase shares of Company Common Stock in accordance with the terms hereof.


          (d) Exercise of Tag-Along Right.  The tag-along right provided for in
              ---------------------------
this Article 4 may be exercised by the Purchaser by delivery of a written notice to the Company, the Stockholder and the Third Party (the "Acceptance Notice") within ten (10) business days following receipt of the Transferor Tag-Along Notice (the "Tag-Along Period"). The Acceptance Notice shall state the maximum number of shares of Company Common Stock that the Purchaser wishes to include in such transfer to the Third Party.


          (e)  Effect of Exercise of Tag-Along Right.  Upon the giving of the
               -------------------------------------
Acceptance Notice, the Purchaser shall be obligated to sell to the Third Party the number of shares of Company Common Stock set forth in the Acceptance Notice on the Third Party Terms (or, if the Purchaser is not entitled to sell such number of shares under the terms of this Article 4, the Purchaser shall be obligated to sell the maximum number of shares the Purchaser is permitted to sell hereunder); provided, however, that neither the Stockholder nor the
                 --------- -------
Purchaser shall consummate the sale of any shares of Company Common Stock owned by it unless the Third Party purchases all of the shares contained in the Transferor Tag-Along Notice which the Purchaser is entitled to sell under the terms of this Article 4. If the Third Party does not purchase the shares of Company Common Stock from the Purchaser as required pursuant to this Article 4, then any transfer by the Stockholder and the Purchaser to such Third Party shall be null and void and of no effect whatsoever.


          4.03  Right to Transfer to Third Party.  After expiration of the Tag-
                --------------------------------
Along Period, if the provisions of this Article 4 have been complied with in all respect and no Acceptance Notice has been given, the Stockholder shall have the right for ninety (90) days to transfer such shares of Company Common Stock to the Third Party on the Third Party Terms without further notice, but after such ninety (90) days, no such transfer may be made without again giving notice to the Purchaser of the proposed transfer and complying with all of the requirements of this Article 4. Notwithstanding anything herein to the contrary, nothing in this Agreement shall permit the Stockholder to transfer any shares of Company Common Stock to any Person to the extent prohibited by the Purchaser Pledge Agreement or any other Loan Document (as defined in the Term Loan Agreement).


                                   ARTICLE V

                                DIRECTOR ACTIONS
                                ----------------

          5.01  Director Approval Required For Certain Action.  The Company
                ---------------------------------------------
hereby agrees that none of the following actions may be taken by the Company without the consent of the director(s) nominated or designated by the Purchaser:

                    (a) the acquisition or disposition of any assets or business of the Company with a book value or cost in excess of $50,000;

                    (b) the merger or consolidation of the Company with or into any corporation or other entity;

                    (c) the issuance or redemption (other than scheduled redemptions) of shares of capital stock of the Company or any debt securities of the Company, other than (A) pursuant to commercial borrowing facilities and (B) pursuant to any stock option or stock bonus plan or agreement adopted or approved by the Stockholder pursuant to Section 5.01(f) below;

                    (d) an initial public offering of shares of Company Common Stock pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission ("SEC), other than a registration on Form S-4 or S-8 (or its equivalent);

                    (e) adoption of the annual budget of the Company, and the taking of any action which would constitute a material deviation, on a line by line basis, from such budget;

                    (f) adoption of any stock option or stock bonus plan or agreement, provided, however, that in no event shall the total number
                     --------  -------
          of shares of Company Common Stock issuable pursuant to all such plans or agreements exceed 10% of the capital stock of the Company on a fully diluted basis;

                    (g) appointment, removal or replacement of a President, Chief Operating Officer and Chief Financial Officer (which consent will not be unreasonably withheld);

                    (h) the Stockholder entering into an affiliated transaction with the Company;

                    (i) the acceptance of additional capital contributions by the Stockholder or the issuance of additional Company Common Stock, any preferred stock or any debt in the Company to persons not a party to this Agreement on the date hereof;

                    (j) the adopting, altering or amending of the by-laws of the Company;

                    (k) the amending or altering of the Company's Certificate of Incorporation;

                    (l) the borrowing of money over the amount permitted by the Term Loan Agreement;

                    (m) the entering into a new line of business other than the Company's current line of business;

                    (n) the selection of an independent accounting firm to provide general accounting services other than Ernst & Young;

                    (o) the determination on behalf of the Company that any cash dividend payments shall be made to the Stockholder out of net income in respect of either Company Common Stock or any preferred stock of the Company; and

                    (p) the taking of any other action that could reasonably be expected to materially impair the rights or obligations of the Purchaser hereunder.

                                   ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

          SECTION 6.01.  Further Assurances.  The Stockholder and the Purchaser
                         ------------------
will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

          SECTION 6.02.  Specific Performance.  The parties hereto agree that
                         --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. The Purchaser shall be entitled to its reasonable attorneys' fees in any action brought to enforce this Agreement in which it is the prevailing party.

          SECTION 6.03.  Entire Agreement.  This Agreement constitutes the
                         ----------------
entire agreement between the Purchaser, the Company and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Purchaser, the Company and the Stockholder with respect to the subject matter hereof.

          SECTION 6.04.  Amendment.  This Agreement may not be amended except by
                         ---------
an instrument in writing signed by the parties hereto.


          SECTION 6.05.  Severability.  If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.


          SECTION 6.06.  Governing Law.  This Agreement shall be governed by,
                         -------------
and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                     POLYPHASE CORPORATION


                                     By:________________________________
                                        Name:
                                        Title:

Agreed and Accepted:


THE LONG HORIZONS FUND, L.P.


By:____________________________
   Name:
   Title:

FOR PURPOSES OF BEING BOUND BY
THE PROVISIONS OF ARTICLE V HEREOF:

Agreed and Accepted:


OVERHILL FARMS, INC.


By:____________________________
   Name:
   Title:

                                   APPENDIX A
                                   ----------


                                                Approximate Percentage of
                                                   Outstanding Company
                                 Shares                   Shares
                                 ------       ------------------------------
Polyphase Corporation              775                     100%
